United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2019

Sino-Global Shipping America, Ltd.

(Exact name of Registrant as specified in charter)

Virginia	001- 34024	11-3588546
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1044 Northern Boulevard, Suite 305

Roslyn, New York 11576-1514

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (718) 888-1814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2019, Mr. Bradley Haneberg resigned from his position as a member of the Board of Directors (the “Board”) of Sino-Global Shipping America, Ltd. (the “Company”) and consequently from his position as a member of the Audit Committee. Mr. Haneberg’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On March 20, 2018, the Board appointed Jianming Li as a Class I director, Chairperson of the Corporate Governance Committee, a member of the Audit Committee and a member of the Compensation Committee, to hold office, effective March 25, 2019 until the Company’s annual meeting of the shareholders in 2020, and a successor has been duly elected and qualified or until his earlier resignation, removal from office, death or incapacity.

Mr. Jianming Li, 61 years old, is presently a business consultant of Zhanjiang Port (Group) Co., Ltd.. Prior to that, Mr. Li had been a full-time consultant of Baosteel Group Hong Kong Baoyun Company from February 2015 to November 2017, Deputy General Manager of Baosteel Group Hong Kong Baojin Company from November 2010 to February 2015, Deputy General Manager of Purchasing Center and General Manager of Logistics Department of Baosteel Group. Mr. Li graduated with a Bachelor of Engineering Degree in Navigation and Driving from Shanghai Maritime University in 1982.

Mr. Jianming Li is deemed to be independent under the definition of independence provided by NASDAQ Listing Rule 5605(a)(2).

Mr. Li has (i) no arrangements or understandings with any other person pursuant to which he was appointed as a director, and (ii) no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Mr. Li has had (i) no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K and, (ii) as of the date of this Current Report on Form 8-K (this “Report”), Mr. Li holds no direct or indirect beneficial ownership in the Company’s stock or rights to acquire the Company’s stock.

Mr. Li is to receive an annual compensation of $20,000 from the Company, eligible to participate in the Company’s 2014 Stock Incentive Plan, and to be compensated at the same level of other independent directors’ of the Company. A copy of the offer letter by and between the Company and Mr. Li is filed as Exhibit 10.1 to this Report and is incorporated by reference herein.

Item 5.08	Shareholder Director Nomination.

The Board has established June 7, 2019 as the date of the annual meeting of the shareholders for the fiscal year ended June 30, 2018 (the “2019 Annual Meeting”). Because the date of the 2019 Annual Meeting has been changed by more than 30 days from the anniversary date of the Company’s 2018 annual meeting of stockholders, in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended, the Company is informing the stockholders of such change. The exact time and location of the 2019 Annual Meeting will be specified in the Company’s proxy statement for the 2019 Annual Meeting.

In order for a proposal under Rule 14a-8 under the Exchange Act to be considered timely, it must be received by the Company on or prior to 5:00 p.m., eastern time, April 10, 2019 at the Company’s principal executive offices at 1044 Northern Boulevard, Suite 305, Roslyn, New York 11576-1514, directed to the attention of the Corporate Secretary, which the Company believes is a reasonable time before it expects to begin to print and send its proxy materials. Any proposal received after such date will be considered untimely. All such proposals must be in compliance with applicable laws and regulations in order to be considered for inclusion in the Company’s proxy statement for the 2019 Annual Meeting.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter to Mr. Jianming Li dated March 24, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sino-Global Shipping America, Ltd.

Date: March 26, 2019	By:	/s/ Lei Cao
	Name:	Lei Cao
	Title:	Chief Executive Officer

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